Exhibit 4.10

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of January 10, 2014, is by and among Southern Union Company, a Delaware corporation (the “Original Company”), Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership (the “Successor Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Original Company has duly issued its Floating Rate Junior Subordinated Notes due 2066 (the “Notes”), in the original aggregate principal amount of $600,000,000, pursuant to an Indenture, dated as of May 10, 1995, between the Original Company and the Trustee, as supplemented and amended by that certain First Supplemental Indenture, dated as of May 10, 1995, and that certain Second Supplemental Indenture, dated as of October 23, 2006, and that certain Third Supplemental Indenture, dated as of June 24, 2013 (as so supplemented and amended, the “Indenture”);

WHEREAS, the Notes are the only series of Securities Outstanding under the Indenture on the date hereof;

WHEREAS, the Original Company has entered into that certain Agreement and Plan of Merger, dated as of January 10, 2014, by and among the Original Company, PEPL Holdings, LLC, a Delaware limited liability company, and the Successor Company, pursuant to which the Original Company will merge with and into the Successor Company (the “Merger”), with the Successor Company surviving the Merger;

WHEREAS, Section 801 of the Indenture provides that the Original Company may merge into any other corporation (as defined in the Indenture) if, among other things, the corporation into which the Original Company is merged expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, the Original Company’s obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Securities and the performance and observance of every covenant of the Indenture on the part of the Original Company to be performed or observed;

WHEREAS, Section 901(1) of the Indenture provides that, without the consent of any Holders, the Original Company, when authorized by or pursuant to a Board Resolution, and the Trustee, may enter into an indenture supplemental to the Indenture to evidence the succession of another Person to the Original Company and the assumption by any such successor of the covenants of the Original Company contained in the Indenture and in the Securities;

WHEREAS, the Original Company desires and has requested the Trustee to join with the Original Company and the Successor Company in entering into this Supplemental Indenture for the purpose of evidencing the succession of the Successor Company to the Original Company and the assumption by the Successor Company of the covenants of the Original Company contained in the Indenture and in the Securities;

WHEREAS, the Original Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Merger and this Supplemental Indenture comply with Article Eight of the Indenture and that all conditions precedent provided in the Indenture relating to the Merger and the execution and delivery of this Supplemental Indenture have been complied with;

WHEREAS, the Original Company and Successor Company have been authorized by Board Resolutions to enter into this Supplemental Indenture;

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Original Company and the Successor Company and to make this Supplemental Indenture valid and binding on the Original Company and the Successor Company have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Company, the Successor Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities or of any series thereof as follows:

ARTICLE ONE

Section 1.01. CAPITALIZED TERMS. Terms used herein and not defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE TWO

Section 2.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall become effective as of the date hereof upon its execution by the Original Company, the Successor Company and the Trustee.

Section 2.02. ASSUMPTION OF OBLIGATIONS. The Successor Company hereby expressly assumes the Original Company’s obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Securities and the performance and observance of every covenant of the Indenture on the part of the Original Company to be performed or observed.

Section 2.03. NOTICES. All notices or other communications to the Successor Company shall be given as provided in the Indenture addressed as follows:

Panhandle Eastern Pipe Line Company, LP

3738 Oak Lawn Avenue

Dallas, Texas 75219

Attn: Chief Financial Officer

ARTICLE THREE

Section 3.01. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Original Company, the Successor Company and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Original Company, the Successor Company, the Trustee and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall require otherwise.

Section 3.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.03. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which are made by the Original Company and the Successor Company and the Trustee assumes no responsibility for their correctness.

Section 3.04. SUCCESSORS. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns. All covenants and agreements of the Original Company and Successor Company in this Supplemental Indenture shall bind their successors and assigns.

Section 3.05. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e. “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e. “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 3.06. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.07. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

SOUTHERN UNION COMPANY

By:	/s/ Marshall S. McCrea III
Name: Marshall S. McCrea III Title: President and Chief Operating Officer

PANHANDLE EASTERN PIPE LINE COMPANY, LP

By:	Southern Union Panhandle, LLC, its general partner

By:	/s/ Martin Salinas, Jr.
Name: Martin Salinas, Jr. Title: Chief Financial Officer

Signature Page to Fourth Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President

Signature Page to Fourth Supplemental Indenture